Exhibit 99.1
Contacts:

Investor Relations:
Neera Dahiya Ravindran, MD, +1 973-290-6044
Vice President, Investor Relations & Strategic Planning
Neera.Ravindran@themedco.com

Media:
Bob Laverty, +1 973-290-6162
Mobile +1 609-558-5570
Vice President, Communications
Robert.Laverty@themedco.com

FOR IMMEDIATE RELEASE

The Medicines Company Authorizes Generic Launch of ANGIOMAX® (bivalirudin)

PARSIPPANY, N.J. - (BUSINESS WIRE) - July 9, 2015 - The Medicines Company (NASDAQ:MDCO) today announced an agreement with Sandoz Inc. for the distribution of an authorized generic of ANGIOMAX® (bivalirudin) for injection in the United States.

“Bivalirudin has become a foundation anti-thrombin for patients undergoing PCI under MDCO’s fifteen-year leadership in the cath lab,” said Glenn Sblendorio, President and Chief Financial Officer, The Medicines Company. “This agreement with Sandoz, itself a leader in the generics market, helps to ensure that bivalirudin remains a high quality product in this market. With the imminent launch of KENGREAL™ (cangrelor), our intravenous P2Y12 inhibitor, we look forward to advancing patient care in the cath lab for years to come.”

About ANGIOMAX® (bivalirudin) for Injection
ANGIOMAX is indicated in patients undergoing percutaneous coronary intervention (PCI) with provisional use of GPI and in patients with, or at risk of, heparin-induced thrombocytopenia and thrombosis syndrome (HIT/HITTS) undergoing PCI. In addition, ANGIOMAX is also indicated for use as an anticoagulant in patients with UA undergoing percutaneous transluminal coronary angioplasty (PTCA). ANGIOMAX is intended for use with aspirin. ANGIOMAX® is not approved for use in patients with acute coronary syndromes (ACS) not undergoing PCI or PTCA.

Important Safety Information
An unexplained fall in blood pressure or hematocrit, or any unexplained symptom, should lead to serious consideration of a hemorrhagic event and cessation of ANGIOMAX administration. ANGIOMAX should be used with caution in patients with disease states associated with an increased risk of bleeding.

In gamma brachytherapy, an increased risk of thrombus formation, including fatal outcomes, has been associated with the use of ANGIOMAX. ANGIOMAX is contraindicated in patients with active major bleeding or hypersensitivity to ANGIOMAX or its components.

In clinical trials comparing ANGIOMAX and heparin, the most common adverse reaction for Angiomax was bleeding (28%). Other common adverse reactions were headache, thrombocytopenia and fever.
Please see full prescribing information for ANGIOMAX, available at http://www.angiomax.com.

About KENGREAL™ (cangrelor) for Injection
KENGREAL is a P2Y12 platelet inhibitor indicated as an adjunct to percutaneous coronary intervention (PCI) to reduce the risk of periprocedural myocardial infarction (MI), repeat coronary revascularization, and stent thrombosis (ST) in patients who have not been treated with a P2Y12 platelet inhibitor and are not being given a glycoprotein IIb/IIIa inhibitor.

Important Safety Information
KENGREAL is contraindicated in patients with significant active bleeding.

KENGREAL is contraindicated in patients with known hypersensitivity (e.g., anaphylaxis) to KENGREAL or any component of the product.

Drugs that inhibit platelet P2Y12 function, including KENGREAL, increase the risk of bleeding. In CHAMPION PHOENIX, bleeding events of all severities were more common with KENGREAL than with clopidogrel. Bleeding complications with KENGREAL were consistent across a variety of clinically important subgroups. Once KENGREAL is discontinued, there is no antiplatelet effect after an hour.

The most common adverse reaction is bleeding.

Please see full prescribing information for KENGREAL, available at http://www.kengreal.com.

About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering and contribute to the economics of healthcare by focusing on 3000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: serious infectious disease care, acute cardiovascular care and surgery and perioperative care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward-Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates," "expects," “hopes” and “potential” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include whether physicians, patients and other key decision makers will accept clinical trial results, the Company’s ability to successfully compete with potential competitors which may discover, develop or commercialize competing products more successfully than we do, whether third parties on whom the Company relies to manufacture and support the development and commercialization of our products are able to fulfill their obligations or the Company is able to establish or maintain such arrangements; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed with the SEC on May 5, 2015, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.